MORTGAGE

MODIFICATION AND EXTENSION AGREEMENT

Dated: as of September 29, 2023 in the original principal amount of

$21,060,912.57

between

SUTTON HILL PROPERTIES, LLC, Mortgagor

a Nevada limited liability company,

qualified to do business in New York

having its principal place of business

at: 5995 Sepulveda Boulevard, Suite

300 Culver City, California 90230

and

VALLEY NATIONAL BANK, Mortgagee

a national banking association,

having an office at:

1455 Valley Road

Wayne, New Jersey 07470

LOCATION OF PREMISES:

Street Address:	1001-1007 Third Avenue
City of:	New York
County of:	New York
State of:	New York
Block:	1414
LotsČ	48

AFTER RECORDING, PLEASE RETURN TO:

VALLEY NATIONAL BANK

1720 ROUTE 23 NORTH

WAYNE, NEW JERSEY 07470

MORTGAGE MODIFICATION AND EXTENSION AGREEMENT (the "Modification and Extension Agreement"), dated as of September 29, 2023, given between SUTTON HILL PROPERTIES, LLC, a Nevada limited liability company qualified to do business in New York, having its principal place of business at 5995 Sepulveda Boulevard, Suite 300, Culver City, California 90230 ("Mortgagor") and VALLEY NATIONAL BANK, a national banking association having an office at 1455 Valley Road, Wayne, New Jersey 07470 ("Mortgagee").

WITNESSETH:

WHEREAS, Mortgagor is the lawful owner of that certain parcel of real property known as 1001-1007 Third Avenue, New York, New York 10022, in the City, County and State of New York, as more particularly described in Schedule A attached hereto and made a part hereof (the "Land"), together with all buildings and other improvements located on the Land (the Land, together with all such buildings and other improvements, collectively, the "Premises");

WHEREAS, Mortgagee is the lawful owner and holder of those certain mortgages set forth on Schedule B attached hereto and made a part hereof (collectively, the "Mortgages") and the notes secured thereby (collectively, the "Notes") in the aggregate original principal amount of $25,000,000.00 on which Notes there is currently outstanding, in the aggregate, the reduced principal amount of $21,060,912.57; and

WHEREAS, Mortgagor and Mortgagee have agreed in the manner hereinafter set forth to (i) coordinate the respective liens of the Mortgages, (ii) coordinate the Notes and the principal sums evidenced thereby and (iii) modify the time and manner of payment and the terms and provisions of the Notes and the Mortgages.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Representations and Warranties. Mortgagor represents and warrants to Mortgagee that:

(a)There is, as of the date hereof, due and owing upon the Mortgages, the aggregate principal amount of $21,060,912.57, together with interest thereon and other charges evidenced thereby, in each case without offset, defense or counterclaim of any kind or nature whatsoever. (Such outstanding amounts, together with all interest thereon and such other amounts as may be outstanding from time to time under the Notes and Mortgages and under the Restated Note (as hereafter defined), being hereinafter referred to, collectively, as the "Indebtedness").

(b)As of the date hereof, there are no notices of defaults or notices of events of default under the Notes and Mortgages.

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(c)Mortgagor is the holder of good, marketable, insurable fee title in and to the Premises, subject to the Permitted Encumbrances (as defined in Schedule C attached hereto) and has full power, good right and lawful authority to encumber the Premises in the manner and form set forth in the Mortgages and to execute and deliver this Modification and Extension Agreement.

(d)The execution and delivery of this Modification and Extension Agreement does not and will not violate the terms of Mortgagor's operating agreement or articles of organization, or any other lease,  agreement, mortgage, indenture or instrument affecting Mortgagor or the Premises or any law, rule, order, ordinance or statute of any governmental authority, purporting to have jurisdiction over Mortgagor or the Premises.

2.Coordination of Notes. The Notes and the respective principal indebtedness evidenced thereby are hereby coordinated to constitute a single indebtedness in the reduced aggregate principal amount of$21,060,912.57, together with interest heretofore accrued on each of such Notes.

3.Restated Note. Concurrently herewith, Mortgagor is executing and delivering to Mortgagee that certain Restated Mortgage Promissory Note (the "Restated Note"), dated of even date herewith, made by Mortgagor, as maker, in favor of Mortgagee, as payee, evidencing the restatement of the Notes, which Restated Note amends, modifies and restates in their entirety the terms, provisions and time of payment of the Notes in all respects and from and after the date hereof, the Notes shall be deemed replaced by the Restated Note and Mortgagor shall pay the Indebtedness in accordance with, and shall comply with the terms and conditions set forth in the Restated Note, which Restated Note is hereby substituted for the Notes.

4.Coordination of Mortgages. The liens of the Mortgages are hereby coordinated so that together they shall hereafter constitute in law but one mortgage, a single, first lien upon the Premises securing the Indebtedness evidenced by the Restated Note.

5.Restated Mortgage. The Mortgages, as coordinated hereby, are also modified, extended, amended and restated in their entirety and the terms, covenants and conditions of the Mortgages, as coordinated, shall be and hereby are superseded and replaced by the terms, covenants and conditions set forth in Schedule C annexed hereto and made a part hereof (the Mortgages, as so coordinated, modified, extended, amended and restated in Schedule C hereto, together with this Modification and Extension Agreement, are referred to, collectively, as the "Restated Mortgage"). Mortgagor agrees to comply with and be subject to all of the terms, covenants and conditions of this Restated Mortgage.

6.Use of Terms. The terms "Land", "Improvements", "Premises" and "Mortgaged Property" shall have the meanings ascribed to them in Schedule C attached hereto when used in this Restated Mortgage. Whenever the term "note" or "Note", shall be used in this Restated Mortgage or in the Restated Note, such term shall mean and refer to the Restated Note, as such Restated Note may be further modified from time to

Sutton Hill-Mod&Exat	-2-

time. Whenever the terms "mortgage" or "Mortgage" shall be used in this Restated Mortgage (including, without limitation, Schedule C hereto), or in the Restated Note, such terms shall mean and refer to this Restated Mortgage, as this Restated Mortgage may be further modified from time to time. Terms defined in this Modification and Extension Agreement that are used in Schedule C hereto that are not otherwise defined in such schedule, shall have the meaning accorded such terms in this Modification and Extension Agreement.

7.Subsequent Modifications. Any written agreement or agreements hereafter entered into by the Mortgagee that (i) extend the time of payment of the Indebtedness, (ii) change or modify the time or times of payment or the amount of the installments or fixed sums or the interest or the rate thereof, (iii) change, modify, extend, renew or terminate other terms, provisions, covenants or conditions of the Restated Mortgage or the obligations that it secures or this Modification and Extension Agreement, or (iv) consolidate, spread, release or sever the lien of the Restated Mortgage shall be effective in accordance with the terms and provisions thereof and shall be binding according to the tenor thereof on the owner or holder of subordinate, intervening or subsequent liens or security interests on the Premises and any such liens or security interests shall continue to be subject and subordinate to this Restated Mortgage and any such agreement or agreements.

8.No New Indebtedness: Maximum Principal Amount. (a) The parties hereto hereby certify that this Modification and Extension Agreement secures the same indebtedness evidenced by the Notes, together with interest thereon, and secured by this Restated Mortgage, and evidences and secures no further or other indebtedness or obligation.

(b)    Notwithstanding anything to the contrary contained herein, the maximum principal that which is secured by the Restated Mortgage as of the date hereof, or that under any contingency may be secured by the Restated Mortgage at any time in the future, shall not exceed the principal sum of $21,060,912.57 plus (i) taxes, charges and assessments which may be imposed by law on the Premises, (ii) premiums on the insurance policies required to be maintained under the Restated Mortgage, and (iii) expenses incurred in upholding the lien of this Restated Mortgage including, but not limited to, the expenses of any litigation to prosecute or defend the rights and liens created by this Restated Mortgage, any amount, cost or charge to which this Restated Mortgage becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority, and interest at the regular interest rate or Default Rate (as defined in the Restated Note).

9.No Oral  Modification. The terms hereof may not be waived, changed, modified, terminated or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification, termination or discharge is sought.

10.Ratification. Mortgagor hereby (i) ratifies and confirms the Indebtedness and the lien, conveyance and grant contained in and created by this

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Restated Mortgage and (ii) agrees that nothing contained in this Modification and Extension Agreement is intended to or shall impair the validity of the Indebtedness or the lien, conveyance and grant of the Restated Mortgage. Unless specifically modified by the terms hereof, the parties hereto ratify and confirm each and every term of the Restated Mortgage and the Restated Note, which shall continue in full force and effect.

11.Further Assurances. Mortgagor shall execute and deliver, at Mortgagor's sole cost and expense, such additional documents as shall be requested by Mortgagee from time to time to effectuate the terms and conditions of this Modification and Extension Agreement, the Restated Note and the Restated Mortgage, including, without limitation, such affidavits as shall be necessary to permit this Modification and Extension Agreement to be recorded in the appropriate public records. Mortgagor hereby appoints Mortgagee its attorney in fact to execute, acknowledge and deliver for and in the name of the Mortgagor any and all of the instruments mentioned in this section, and this power, being coupled with an interest, shall be, irrevocable as long as any part of the Indebtedness remains unpaid.

12.Successors and Assigns. This Modification and Extension Agreement shall bind, and inure to the benefit of, the parties hereto, their respective successors and permitted assigns.

13.Counterparts. This Modification and Extension Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, this Modification and Extension Agreement has been executed by the parties hereto as of the day and year first written above.

MORTGAGOR:

SUTTON HILL PROPERTIES, LLC,

a Nevada limited liability company,  qualified to do business in New York

By: Citadel Cinemas, Inc.,  a Nevada corporation,  its Manager

By:  /s/ Gilbert Avanes Name: Gilbert Avanes

Title: EVP, Chief Financial Officer and Treasurer

MORTGAGEE:

VALLEY NATIONAL BANK,

a national banking association

By:  /s/ Gilbert Avanes Name: Ann S. Wilhelm

Title: Senior Vice President

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